SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 3 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              Specialized Leasing, Inc.
                 (Name of small business issuer in its charter)

            Nevada                    7377                         33-0895699
  (State of Incorporation)  (Primary Standard Industrial       (I.R.S. Employer
                             Classification Code Number)        Identification
                                                                    Number)

                             79811 "A" Country Club Drive
                              Bermuda Dunes, CA   92201
                              (800)929-6147 (760)345-2400

            (Address and telephone number of principal executive offices)
                           --------------------------

                        1601 E. Flamingo Road, Suite 18
                               Las Vegas, Nevada
                                 (800)929-6147
(Address of principal place of business or intended principal place of business)
                           --------------------------


                                KENNETH G. EADE
                                Attorney at Law
                            827 State Street, Suite 14
                              Santa Barbara, CA 93101
                              (805)560-9828 (PHONE)
                           (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                                KENNETH G. EADE
                                Attorney at Law
                            827 State Street, Suite 14
                              Santa Barbara, CA 93101
                              (805)560-9828 (PHONE)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


               ------------------------------------------------------------------------------
               ------------------------------------------------------------------------------

                                  CALCULATION OF REGISTRATION FEE


TITLE OF EACH             DOLLAR              PROPOSED      PROPOSED        AMOUNT OF
CLASS OF SECURITIES       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE  REGISTRATION FEE
-------------------       -----------------   ---------     --------------  ----------------
Common Stock, .001 par    $5,000,000          $1.00          $5,000,000         $3200

Total                     $5,000,000          $1.00          $5,000,000         $3200

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT
RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE
SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION
STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN
WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION
UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                                        3
                                 Prospectus
                         Specialized Leasing, Inc.
                      5,000,000 SHARES OF COMMON STOCK

This is our initial public offering. We are offering up to 5,000,000 shares of our common stock, $.001 par value, on a self-underwritten basis with no minimum purchase requirements or minimum number of shares that are required to be sold; no arrangement to place the funds received in an escrow account; the offering price was arbitrarily determined; there is no public market for the common stock; and, the offering will terminate one year after the date of the prospectus.

                           ------------------------

The common stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                           ------------------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Common Stock offered is speculative and involves a high degree of risk and substantial dilution.

                           PRICE             UNDERWRITING      PROCEEDS
                           TO                DISCOUNTS AND     TO
                           PUBLIC            COMMISSIONS*      COMPANY
                           ------            -------------     ---------

Per Share................$ 1.00         $  0             $1.00
Total .................. $ 5,000,000    $  0           $5,000,000

                                    ----------
* There are no commissions payable, as this offering is self-underwritten. Estimated offering expenses are$5,500

                   The date of this prospectus is May 1, 2001

                           ------------------------

                               PROSPECTUS SUMMARY

CORPORATE BACKGROUND

Specialized Leasing, Inc. is a Nevada corporation formed February 24, 2000, having its principal office located at 1601 East Flamingo Road, Suite 18, Las Vegas, Nevada, and principal executive offices at 79811 "A" Country Club Drive, Bermuda Dunes, California; telephone: (800) 929-6147. Specialized is ready to begin its plan of operations to lease computer systems and accessories to professionals in select fields.

The beginning emphasis will be leasing to Real Estate professionals, then to Dentists and Doctors. Specialized has an exclusive agreement with ComputerXpress, Inc., a publicly held company which trades on the NQB pink sheets under the trading symbol CPXP, to supply products to its lease customers at wholesale prices currently available to ComputerXpress. ComputerXpress, Inc. has also agreed to refer lease customers to Specialized.

                                 THE OFFERING

common stock Offered.........................  Up to 5,000,000 shares common stock Outstanding after the
offering...................................    25,000,000 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock
offered                                        hereby involve a high degree of
                                               risk and immediate substantial
                                               dilution.

Term of offering...........................12 months from date of prospectus
                                           ------------------------------------


                           SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period from inception to March 31, 2001 and the balance sheet data at March 31, 2001 come from Specialized Leasing's audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period from inception to March 31, 2001 come from Specialized Leasing's audited financial statements for that year, which are included in this Prospectus. These statements include all adjustments that Specialized Leasing considers necessary for a fair presentation of the financial position and results of operations at that date and for that period. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                          March 31, 2001
                                                        ---------------------
Assets: ............................................      $141,897
                                                          ========

Liabilities ........................................      $    -0-
                                                           -------

Stockholders' Equity:
 common stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 20,000,000 shares at September 30,
    2000 ............................................       20,000
                                                           --------
Paid in Capital......................................      249,000
Stock subscription receivable........................     (101,500)
Retained deficit.....................................      (25,603)

     Total Stockholders' Equity ....................       141,897
                                                           --------

      Total Liabilities and
       Stockholders' Equity ........................      $141,897
                                                           ========

STATEMENT OF OPERATIONS DATA:
                                                                    Cumulative
                                                                    Since
                                                                    inception
                                                 Period ended       of
                                                 September 30,2000  Development
                                                                    Stage
                                                 ----------------   -----------
Revenues: ..................................     $ 1,652               $ 1,652
General and administrative Expenses: ........     27,204                27,204
Depreciation.................................         51                    51
                                                  -----                  -----
     Total Expenses.........................      27,255                27,255
     Net income (loss).......................   $(25,603)             $(25,603)
                                                 ========              ========

Loss per share ............................      $(.001)               $(.001)
                                                 ========              ========

             -------------------------------------------------------

                                 RISK FACTORS

We are a recently formed company with losses since inception and losses expected to continue for the foreseeable future.

Specialized Leasing is a development stage company with no operating history. This makes it difficult to evaluate its future performance and prospects. Specialized Leasing's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. We expect to continue to have losses through fiscal year 2002.


We are solely dependent upon capital to be raised in this offering and from future private offerings, and if we raise little or no capital, we will not be able to sustain our operations.

We are solely dependent upon capital raised in this offering to fund our planned operations. If we are unsuccessful in raising a minimum of $500,00 in this offering, then we will not be able to sustain our operations, and investors may lose their entire investment. If we are able to raise only $500,000, we will be able to accomplish the milestones of our initial promotional campaign to Coldwell Banker real estate agents in Arizona and expanding into California; the expansion and updating of our website and the expansion of our operations into Coldwell-Banker markets in other states. However, unless we raise a substantial amount beyond the initial $500,000, we will be unable to hire a sales force and expand to other real estate companies. If we are unable to raise a minimum of $500,000 in this offering, we will seek to raise the funds privately or borrow from our principals. If we are unsuccessful, then we will not be able to sustain our operations.

There is no minimum amount of funds which must be raised for Specialized to use proceeds of this offering and no escrow, and Specialized may spend all the funds without regard to keeping a reserve for operations or investor equity.

There is no minimum contingency or escrow of any funds received by Specialized Leasing in this offering, and any funds received may be utilized by Specialized Leasing for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering. This means that there may be no special account for investors funds which will not be released to us upon our attaining a certain amount of proceeds from this offering, and investors may lose their entire investment if we spend the funds and are not successful in developing our operations.


The board of directors is controlled by our principal shareholders, which means that investors will still have to rely on existing management.

Our current officers and directors will be able to control management decisions by their ownership of approximately 76% of Specialized assuming the entire offering is sold. This means that investors will have to rely on our current management for all company decisions.

Our management has no experience in the leasing business, which may affect our ability to operate successfully.

Our management has no prior experience in the leasing business. This lack of experience may affect our ability to operate successfully and compete with our competitors.

We are dependent upon our sole supplier, ComputerXpress, and the loss of that supplier may affect our ability to operate successfully.

We have an exclusive agreement with ComputerXpress to provide us with computer products for our leasing business. The loss of that supplier will force us to obtain product from different suppliers, at possibly lesss favorable prices.

There is no public market for our securities, and one may never develop, which may result in investors being unable to sell their securities.

There is no current public market for our stock, and one may never develop.

If no market is developed in our stock, it may be difficult or impossible to investors to realize a return on their investment and to recoup their investment.

                                USE OF PROCEEDS

The net proceeds to Specialized Leasing from the sale of the shares of common stock offered hereby are estimated to be approximately $5,000,000. Specialized Leasing intends to use these proceeds for working capital comprised mainly of funding of lease contracts but also including salaries, premises rent and ongoing business expenses, marketing including web site promotion, insurance, utilities, postage, telephone expenses, and other administrative expenses, as follows:

    Gross Proceeds            $5,000,000
    Less offering expenses         5,500
                              -----------
     Net offering proceeds    $4,994,500




Use                                  Amount
---                                  ------

Marketing to Tuscon, AZ               2,000
Marketing to Phoenix and
Southern California                   5,000
Upgrade website                      10,000
Expansion of marketing to
western states                        5,000
Expansion to national marketing      50,000
Formulation of new sales dept.      300,000
Working Capital                   4,628,000
                                 ----------
Total:                           $5,000,000


The following table shows Specialized Leasing's use of proceeds if 10%, 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.


                                 10%       25%        50%          75%
                              -------   ----------  -----------  -----------
Gross offering proceeds     $ 500,000   $1,250,000  $2,500,000   $ 3,750,000
Offering expenses           $   5,500   $    5,500  $    5,500   $     5,500
                              -------   ----------  -----------  -----------
                            $ 494,500   $1,244,500  $2,494,500   $ 3,744,500

Expenses:

Marketing to Tuscon, AZ         2,000        2,000      2,000        2,000
Marketing to Phoenix and
Southern California             5,000        5,000      5,000        5,000
Upgrade website                10,000       10,000     10,000       10,000
Expansion of marketing to
western states                  5,000        5,000      5,000        5,000
Expansion national marketing   50,000       50,000     50,000       50,000
Formulation new sales dept.   100,000      200,000    300,000      300,000
Working Capital               322,500      972,500  2,122,500    3,372,500


The allocation of the net proceeds of the offering set forth above represents Specialized Leasing's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Specialized Leasing's future revenues and expenditures. If any of these factors change, Specialized Leasing may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

There can be no assurance that Specialized Leasing will raise any proceeds at all from this offering.
                                DIVIDEND POLICY

Specialized Leasing has never declared or paid cash dividends on its capital stock. Specialized Leasing currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF SECURITIES

Specialized Leasing's common stock is not listed or quoted at the present time, and there is no present public market for Specialized Leasing's common stock. Specialized Leasing has obtained a market maker who has agreed to file an application for Specialized Leasing's securities to be quoted on the over-the counter bulletin board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Specialized Leasing's stock will be quoted on the Over the counter Bulletin Board. Thus, there can be no assurance that the NASD will accept Specialized Leasing's market maker's application on Form 211.
Therefore, there can be no assurance that a public market for Specialized Leasing's common stock will ever develop.

                                   DILUTION

As of March 31, 2001, Specialized Leasing's net tangible book value was $141,897, or $0.01 per share of common stock. Net tangible book value is the aggregate amount of Specialized Leasing's tangible assets less its total liabilities. Net tangible book value per share represents Specialized Leasing's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 5,000,000 shares at an offering price of $1.00 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses of $35,000), Specialized Leasing's net tangible book value as of the closing of this offering would increase from $141,897 to $5,106,897, an increase from $.01 to $.21 per share. This represents an immediate increase in the net tangible book value of $.20 per share to current shareholders, and immediate dilution of $.79 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock..............................................$1.00
Net tangible book value per share before offering..................$ .01
Increase per share attributable to new investors...................$ .20
Net tangible book value per share after offering...................$ .21
Dilution per share to new investors................................$ .79
Percentage dilution................................................   79%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 5,000,000 shares in this offering.

                          Number      Total         Percentage    Percentage       Average
                          of          Price         of Shares     of               Price per
                          Shares      Paid          Purchased     Consideration    Share
                          ------      ----------    ----------    -------------    --------

Existing Investors    20,000,000    $  269,000        80.0%          5.11%            $ 0.01
New Investors          5,000,000    $5,000,000        20.0%         94.89%            $ 1.00



The following table assumes a sale of 50% of the shares offered by Specialized. After giving effect to the sale of 2,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sales proceeds (after deducting offering expenses of $35,000), Specialized Leasing's net tangible book value as of the closing of this offering would increase from $141,897 to $2,606,897, an increase from $.01 to $.12 per share.

This represents an immediate increase in the net tangible book value of $.11 per share to current shareholders, and immediate dilution of $.88 per share to new investors as illustrated in the following table:

Public offering price per
Share of common stock . . . . . . . . . . . . . . . . . . . . . . . $1.00
Net tangible book value per share before offering . . . . . . . . . $ .01
Increase per share attributable to new investors . . . . . . . . . .$ .11
Net tangible book value per share after offering . . . . . . . . . .$ .12
Dilution to new investors . . . . . . . . . . . . . . . . . . . . . $ .88
Percentage dilution . . . . . . . . . . . . . . . . . . . . . . . . . 88%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by existing stockholders and by new investors, assuming a sale of 50% of the shares offered in this offering.


                       Number         Total      Percentage   Percentage       Average
                       of             Price      of Shares    of               Price per
                       Shares         Paid       Purchased    Consideration    Share
                       ------         -----      ----------   -------------    --------

Existing Investors  20,000,000    $  269,000        88.9%         9.7%        $   0.01
New Investors        2,500,000    $2,500,000        11.1%        90.3%        $   1.00

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with Specialized Leasing's Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Specialized Leasing was organized on February 24, 2000, and has just commenced operations. Specialized Leasing is engaged in the business of leasing computer equipment to real estate professionals. Specialized Leasing's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

Specialized Leasing is a development stage corporation, which has not just begun its planned operations of engaging in the business of leasing computer systems and accessories.

There can be no assurance that Specialized Leasing will be successful in raising any capital from this offering, which capital is essential to begin its plan of operations.

Specialized Leasing has no current material commitments. Specialized Leasing will seek to raise capital as a cash reserve, but there can be no assurance that Specialized Leasing will be successful in raising the capital it needs through sales of its common stock.

There is no contemplated product research and development costs Specialized Leasing will perform for the next twelve months.

Specialized Leasing's plan of operations over the next 12 months includes the development of its customer base and the raising of capital to fund leases, until such time as it can establish a bank line of credit. There can be no assurance that Specialized Leasing will be able to raise sufficient capital needed to sustain these operations.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Specialized Leasing's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

During the next twelve months, Specialized Leasing plans to satisfy its cash requirements by this offering. There can be no assurance that Specialized Leasing will be successful in raising capital to satisfy its cash requirements. Specialized Leasing presently has no cash with which to satisfy any future cash requirements. Specialized Leasing will need a minimum of $500,000 to satisfy its cash requirements for the next 12 months, which include operating capital expenses and an amount necessary to fund leases for its initial customers. Specialized Leasing will not be able to operate if it does not obtain equity financing. Specialized Leasing has no current material commitments. Specialized Leasing depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Specialized Leasing will be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Specialized Leasing will achieve liquidity within the next twelve months. Specialized Leasing does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Specialized Leasing does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Specialized Leasing has no current material commitments. Specialized Leasing has generated minimal revenue since its inception.

Specialized Leasing is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Specialized Leasing will be successful in raising the capital it requires through the sale of its common stock.
                                  BUSINESS

IN GENERAL - Specialized Leasing

Specialized. Specialized Leasing, Inc. is, as our name suggests, a company specializing in leasing equipment to a specialized or select clientele. The company is supporting the legal, medical and real estate professional with high quality computer hardware and software so they can forget about shopping, understanding and buying the latest version of computer peripherals and concentrate on their business, Specialized Leasing will keep them abreast of the latest changes and support them with their hardware needs. Specialized Leasing will also perform training and on-site maintenance through its hardware and software affiliates. In short, Specialized Leasing, Inc. takes the hardware burden from these professionals and supports them with one stop shopping and support for all their electronic and computer equipment.

MILESTONES

Upon funding of our offering, Specialized Leasing will begin promotion of its leasing programs through mailings to Coldwell Banker real estate agents in Tucson, AZ and to other members of the Tucson Real Estate Board, all members of our target group. The cost of this campaign should not exceed $ 2,000.00, including working capital, and will be paid with funds from this offering, if any.

If no funds are generated by this offering, it will be paid by contributions or loans from principals. The time to complete this phase should be within 30 days of the receipt of funds.

Our next milestone will be the development of an expanded mailing program to targeted real estate and other professionals, starting in the Tucson and Phoenix areas and expanding into southern California. The cost of this campaign will be no greater than $ 5,000.00, including working capital, and will be paid from funds from this offering, if any, or from contributions from principals if no funds are generated from this offering. The time period over which this campaign will be run will be 90 days to six months, depending on response, in order to ensure smooth delivery to new customers

Concurrent to the completion of this mailing campaign, Specialized will expand and update its website to allow customers to do business from geographical areas removed from Specialized's base of operations. The cost to upgrade the website will be $ 10,000.00, including working capital, and will be paid from the offering proceeds. Immediately following the upgrading of the website, Specialized will embark on an expanded mailing campaign to targeted professionals in the western states referring them to the website for ease of reference. The cost of this campaign is estimated to be $ 5,000.00, including working capital and will be paid from the offering proceeds and from cash generated internally from the business already in place and generated from the earlier marketing campaigns.




    This phase is expected to take approximately three months. At the end of this phase, we expect to generate our first leasing revenues.

    The next milestone will be to move into other Coldwell-Banker markets in other states, and to expand to serve other real estate sales companies as the need for high quality equipment and individual agents increases. The accomplishment of this milestone will require expansion of our office space, and the hiring of sales personnel, at an estimated cost of approximately $50,000, including working capital, and is expected to take 90-180 days.

    The final milestone of our plan of operations is to negotiation strategic relationships with real estate brokerage firms and medical offices through an in-house sales department. The accomplishment of this milestone will take approximately 12 months, will require the hiring of additional sales and clerical personnel, and the estimated cost is $100,000-$300,000, including working capital. Future marketing will be funded from internally generated revenues.

OPERATIONS

Specialized Leasing, Inc. specializes in leasing information processing and communications equipment, principally to established, creditworthy customers, primarily in the real estate profession. Specialized's leasing activities will be conducted primarily through equipment wholesalers, such as ComputerXpress.

The relationship with ComputerXpress.com is limited to the purchase of computer hardware, to include desktop and notebook computers, printers, scanners, digital cameras and PDA's, for the fulfillment of leases to the Real Estate community. There are no incentives, overrides or profit sharing schemes in place, rather an agreement to buy quality hardware at the best possible price from ComputerXpress.com in order to service our lease clients.

ComputerXpress.com warrants the equipment for the full lease period and assists us in the resale of returned equipment on a basis of 50/50 of sales proceeds. The purchase arrangement with ComputerXpress and other suppliers is that Specialized will buy at supplier normal wholesale prices plus 10% and will enter into leases with customers at full or discounted retail prices based on the dollar value and terms of the lease and the type of equipment being leased. Specialized pays its suppliers either at time of delivery or, for specialized equipment, at the time the equipment is ordered from the supplier.

LEASING PROCEDURES

A typical transaction for Specialized would take place, as follows:

The customer would receive an informational brochure from Specialized Leasing outlining the leasing programs in place and would contact Specialized who would discuss the program and refer the customer to ComputerXpress for consultation on obtaining a custom package. Once the package is agreed upon and a price established, the ComputerXpress sales representative would have the customer complete a lease application and submit to Specialized for a credit check. On obtaining a satisfactory credit report, Specialized would prepare a lease contract, contact the individual for completion and order the required equipment from ComputerXpress.


Specialized would pay ComputerXpress on delivery to the customer at a price equal to regular wholesale price plus 10%. Specialized's intentions are to hold the leases for their full terms and then to either sell the equipment to the customer at the price agreed upon in the original lease documents or to resell the equipment and enter into a new lease agreement on new state of the art equipment with the customer. Specialized has an agreement with ComputerXpress for it to act as sales agent for returned equipment. ComputerXpress is responsible for marketing and selling costs and will share in the sales proceeds on a 50/50 basis.

TYPES OF EQUIPMENT

Specialized believes that the value of its equipment, and particularly equipment used in client/server network environments, is important to the original customer because the equipment often becomes "embedded" in the customer's mission critical operations. Therefore, Specialized seeks to maximize the amount of equipment that is remarketed in place to the original customer, in order to realize the higher residual values that may result from such remarketing, compared to equipment sold or leased to a third party.

Products Leased

The information processing and communications equipment Specialized has purchased for lease includes desktop and laptop computers, display stations, file servers, printers, digital cameras, scanners, and palm computers. It provides personalized leasing options, fashioned to meet the needs of the professionals which it serves, primarily in the real estate sales area. Specialized Leasing provides desktop computer systems built by ComputerXpress.com, Inc., which include the following:

CPX 2000: This is a system which includes an AMD K6-II-500 processor, 64 MB of RAKM, a 6.4GB hard disk, 48X CD-ROM drive, 8 MB video card, a 56K modem, mouse, keyboard, 3d sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 software, Quicken Deluxe software and an on-site warranty.

CPX Powerhouse: This is a system which includes an AMD 600 Athlon processor, 64 MB RAM, 6.4 GB hard disk, 48xCD-ROM drive, 8 MB video, a 56k modem, mouse, keyboard, 3d Sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 softrware, Quicken Deluxe software and an on-site warranty.

CPX Executive: This system includes an AMD Athlon 700 processor, 128 MB RAM, a 13 GB hard disk, 48 CD drive, 32 MB video, a 56K modem, mouse, keyboard, 3d sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 softrware, Quicken Deluxe software and an on-site warranty.

Specialized Leasing also provides notebook computers, manufactured by Sager, including the Sager 2330, Sager 3360i, and the Sager 3360v.

Specialized Leasing also leases scanners, printers, digital cameras, and the 3COM PALM IIIse, a palm computer with 8MB of storage capacity.

Specialized provides several packages of computer equipment, designed to fit the needs of the real estate or medical professional. These packages combine desktop, notebook and palm systems with printers, scanners, and digital cameras.

Lease Terms and Conditions

A majority of Specialized's lease transactions have been net leases with a specified non-cancelable lease term. These non-cancelable leases have a "hell-or-high-water" provision which requires the lessee to make all lease payments under all circumstances. A net lease requires the lessee to make the full lease payment and pay any other expenses associated with the use of equipment, such as maintenance, casualty and liability insurance, sales or use taxes and personal property taxes. The lessee also has the responsibility of obtaining the additional items required under a net lease, such as maintenance and insurance. However, many of Specialized's more creditworthy customers are permitted to self insure against equipment losses.

Remarketing

The results of the remarketing process ultimately determine the degree of profitability of a lease transaction. Specialized's remarketing strategy is to keep its equipment installed in place at the end of the initial lease term. Typically, remarketing equipment in place produces substantially better residual returns than equipment sold or leased to a third party at the end of the term of the original lease. Prior to the expiration of the original lease term, Specialized initiates the remarketing process for the related equipment.

Specialized attempts to maximize its revenues and residual return by focusing its efforts on keeping the equipment in place at the end of the initial lease term by:

     -    Re-leasing it to the initial lessee for a specified term;

     - renting the equipment to the initial lessee on a month-to-month basis; or

     -    selling the equipment to the initial lessee.

     If Specialized is unsuccessful in keeping the equipment in place, it will attempt to sell or lease the equipment to a different customer, or sell the equipment to equipment brokers or dealers. Although, cumulatively for its history, Specialized has historically been able to remarket in place a majority of its equipment coming off lease, no assurances can be given that Specialized's past successes in remarketing its equipment in place will be repeated in the future, primarily because Specialized has little history with remarketing desktop or laptop computers.

Competition

Specialized will compete in the information processing and communications equipment leasing marketplaces with other independent leasing companies, captive lessors and bank affiliated lessors. Specialized's business will be highly competitive, both with respect to obtaining and maintaining vendor program arrangements and providing lease financing to end-user customers.

The Company will compete with various independent leasing companies, such as Comdisco, Newcourt Financial and G.E. Capital, certain bank affiliated lessors, such as Leastec, and certain captive or "semi-captive" leasing companies, such as IBM Credit Corporation, Dell Financial Services and Compaq Capital.
All of Specialized Leasing's competitors have greater financial resources than Specialized Leasing, which has generated no revenue, and has limited assets and experience.

Business Development.

Specialized Leasing is not a get rich quick scheme. It is a company founded on the idea that the customer will continue to lease from the company over and over again. Specialized will use a 14 and 16 percent lease rate, which is somewhat lower than other leasing companies, but given the fact that Specialized Leasing will use investor capital to support the leasing program, coupled with an extremely low overhead, Specialized should grow at a 10 to 15 percent rate per year and in the third year the resale of used equipment will add to this profitability. We believe that our customers will return leased equipment after the lease period and in fact it is not unlikely that a customer could lease equipment over a thirty-year period through ten to fifteen leasing cycles. Another fact that will maintain our customer base is the training and support centers that are run in conjunction with our hardware supplier, ComputerXpress.com.

BUSINESS SUMMARY

Specialized's current lease products include desktop computers, notebook computers, laser and ink jet printers, scanners, digital cameras, overhead projector and PDA's. Manufacturers include: Hewlett-Packard, Sager-Midern, Palm, Proxima, In-Focus, Toshiba, Sony and many others. Specialized's future lease products will be determined by market demand as the needs of the Real Estate sales and other professional clients change and our client base expands. Notebook computers and PDA's, although already a large portion of our product offering will likely increase as agents become more mobile and technology demands increase.

The transaction process is as follows: Specialized Leasing is a preferred vendor with Coldwell-Banker Success in Arizona. Coldwell-Banker assists us in the identification of equipment needs for their agents. Currently the best mix of equipment for an agent is a desktop computer, notebook computer, printer, scanner, PDA and digital camera. The agent can add or delete items from the program to fit individual needs as defined by activity in the real estate market. Agents contact a Specialized Leasing representative and discuss their equipment needs. The representative then determines the current cost of the hardware and software by contacting a ComputerXpress.com sales rep. A lease quote and lease agreement are then printed for the client's review along with a credit application consenting to a credit check through Equifax Corporation. Once there is agreement on the equipment, the client signs the lease agreement and the equipment is ordered. Generally equipment is delivered in three to seven days of signing the lease agreement.

As Specialized Leasing grows, we will move into other Coldwell-Banker markets and expand to serve other Real Estate sales companies as the need for for high quality equipment for individual agents increases.

The lease term and rate is determined by several factors including the type and volume of equipment leased and the status of the individual client. Specialized's intention is to hold all leases to maturity and then either extend them or take back and resell the leased equipment and enter into a lease for new equipment with the client.

MARKETING

Specialized Leasing will negotiate strategic relationships with real estate brokerage firms and medical offices through its in house sales department, as well as maintain its e-commerce leasing site on the Internet. Specialized Leasing has already formed a strategic relationship with Coldwell Banker to supply its real estate brokers and salesmen with packages of office computer systems and accessories for the greater Arizona area.

COMPUTERXPRESS

ComputerXpress, Inc. is our current sole supplier. ComputerXpress' securities are quoted on the pink sheets under the trading symbol, CPXP. The following summarizes its business and financial condition:

ComputerXpress is in the business of sales of high quality, multimedia computer systems and peripherals through its web site on the Internet, supported by affiliated retail locations in Arizona. ComputerXpress's products use components from nationally recognized suppliers as they become available, such as Intel, Advanced Micro Devices, ASUS, Sony, Yamaha and Creative Labs. Distribution is accomplished through a drop-ship arrangement with ComputerXpress's suppliers. The product is shipped directly from the supplier to the customer. Customers are invoiced for and pay ComputerXpress directly for all products ordered before shipping. ComputerXpress's suppliers and ComputerXpress have an understanding that the suppliers will not deal directly with ComputerXpress's customers without ComputerXpress's permission, such as is customary in most retail situations where materials are drop shipped.

The current operations of ComputerXpress are online and telephone sales of computer systems and hardware. ComputerXpress formerly offered products at 5% over its wholesale cost. However, this business model did not find acceptance with investors in particular. ComputerXpress has undertaken informal studies of its customer base, and has found that approximately 70% of all sales during fiscal year 1999 have come from other businesses, as opposed to the general consumer. As a result of this study, in late January 2000, the Board of Directors decided to drop the 5% over cost business model. ComputerXpress will continue to offer online and telephone sales of computer systems and hardware to the public, but ComputerXpress will focus on a new emphasis; designing data computer solutions and providing computer systems and hardware to businesses. ComputerXpress currently has three retail affiliate locations to support its Internet sales program. These locations offer after market support and repair services for ComputerXpress's customers.

PROPERTY

Specialized Leasing currently maintains cash in its bank accounts, and owns its web site and domain name of www.specializedleasing.com. It leases 1,000 square feet of office space from Desert Corporate Services, Inc., a company on which Secretary Robert T. Yarbray serves as officer and director, on a month to month oral lease for the sum of $400 per month. Specialized Leasing considers its office space to be sufficient for its needs.

PATENTS

Specialized Leasing holds no patents for any products. It is the owner of the domain name of its web site, www.specializedleasing.com.

GOVERNMENT REGULATION

Government regulations have little or no effect on Specialized Leasing's proposed plan of operations.

EMPLOYEES

Specialized Leasing presently employs nine employees, three of which are officers of Specialized Leasing, who each devote their full time efforts to Specialized Leasing. Specialized Leasing is not subject to any collective bargaining agreements, and management believes its employee relations to be good.

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Specialized Leasing serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Specialized Leasing are as follows:

George R. White,   52..............Director, President, CEO & CFO

Robert T. Yarbray, 58..............Director, Secretary

James S. Keating,  64..............Director, Vice President

Russell Nordstrom, 48..............Director

Brent Wipp,        38 .............Director

George R. White, CPA. Mr. White is President, Chief Executive Officer and Chief Financial Officer of Specialized. He will be responsible for all affairs of Specialized, including accounting. Mr. White is a graduate of the University of British Columbia and has been a Chartered Accountant in Canada for the past twenty-six years, fifteen of those years as Vice President of Finance of Cooper Market Ltd., the largest supermarket chain in the interior of British Columbia.

He left that position in August of 2000 to work full time as CEO of Specialized Leasing, Inc. He and his wife reside full time in Indian Wells, California.

Robert T. Yarbray. Mr. Yarbray is Secretary of Specialized. Mr. Yarbray is a licensed California Real Estate Broker. For the past eight years he has owned and operated, RTY Investment Properties in Bermuda Dunes, California. Educated in Business Administration and Marketing, he brings thirty-seven years of management experience to Specialized. He and his wife also reside in Indian Wells, California.

James S. Keating. Mr. Keating, Director, is a career officer and pilot in the USAF, with combat and high-level staff experience, Colonel Keating retired after 26 years service. He then spent 13 years with Northrop Corporation as Director of International Marketing and Manager of Customer Relations for their Aircraft Division. Following his second retirement, Colonel Keating formed his own company "Jay Stanley Sales and Marketing" and for the past six years has successfully consulted on international fighter aircraft sales. He did his undergraduate work at the University of Nebraska, Omaha and holds a MBA from Golden Gate University. He is a graduate of the Air War College. He also resides in Indian Wells, California.

Michael Campbell. Mr. Campbell, Director, is a full time Real estate Broker, C.R.S. in Arizona with sixteen years experience in management with Coldwell Banker Success, Southwest, Tucson. He graduated with honors from Regis University, Denver, CO in 1967 earning a BA in English Literature and Philosophy. Postgraduate honors were earned at California State University, Northridge, Master of Arts, 1974 and the University of Arizona, Tucson, Master of Fine Arts, 1984.

Russell Nordstrom. Mr. Nordstrom, Director, is President of National Investors Council, LLC(NIC) a private investor relations company. NIC was formed in 1987, and represents small public companies both on the Bulletin Board, NASDAQ, and American Stock Exchanges.

Mr.Nordstrom attended Franklin College in Indiana where in 1973 he earned a Bachelor of Arts degree in Journalism. He earned his Masters degree in 1981. Mr. Nordstrom's investment newsletter, Skip Nordstrom's Growth Stock Newsletter, can be seen on the Internet.

Brent Wipp. Mr. Wipp, Director, is the comptroller of Alpine Credits Ltd. of Surrey, B.C. Alpine Credits Ltd. is a home equity loan company that also owns other loan companies in Canada. He has extensive education in Mortgage Lending and Mortgage Brokerage and is an alumnus of the University of British Columbia. He has sixteen years experience managing both large and small loan and leasing accounts. Mr. Wipp is currently a licensed Mortgage Broker. He remains employed by Alpine Credits, Ltd., in British Columbia and Alberta, Canada.

EXECUTIVE COMPENSATION

Specialized Leasing has made no provisions for cash compensation to its officers and directors and no compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries.

There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

Specialized Leasing has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Specialized Leasing's board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Specialized Leasing's Common Stock as of March 31, 2001, by (I) each person known by Specialized Leasing to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; each director of Specialized Leasing; each Named Executive Officer; and all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                          Shares          Percent     Percent
                          Beneficially    Before      After
                          Owned           Offering    Offering
                          ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------

George White             3,625,000         18.13       14.5%
75370 Fairway Drive
Indian Wells, CA 92210

Robert T. Yarbray        3,625,000         18.13       14.5%
46280 Manitou Drive
Indian Wells, CA 92210

Michael Campbell           100,000           0.5%        4%
5119 Moonstone Dr.
Tucson, AZ 85750

Russell Nordstrom          100,000           0.5%        4%
1501 Westcliff #305
Newport Beach, CA 92660

James Keating              100,000           0.5%        4%
75582 Debbie Lane
Indian Wells, CA 92210
Brent Wipp                 100,000           0.5%        4%

Franklin Scivally        3,625,000         18.13%     14.5%
200 S. Hampton Hill Ct.
Tucson, AZ 85748

Donald Smallman          3,625,000         18.13%     14.5%
11337 West Olive Drive
Avondale, AZ 85323

James Rather             2,000,000            10%        8%
route 2, Box 9-A
Oliver Springs, TN 37840

Agata Gotova*            2,000,000            10%        8%
1119 Harbor Hills Lane
Santa Barbara, CA 93109

Directors as a Group     7,650,000         38.26%     30.6%

*Agata Gotova is the wife of our counsel, Kenneth Eade
- At the successful conclusion of this offering, the total outstanding shares will be 25,000,000.

- Total outstanding shares do not include any subsequent private or public offerings Specialized may elect to pursue for additional expansion capital.

CERTAIN TRANSACTIONS

In connection with organizing Specialized Leasing, on February 25, 2000, Frank Scivally, Don Smallman, Robert T. Yarbray, Agata Gotova, James Rather and George White were issued an aggregate of 18,500,000 shares of common stock in exchange for the business plan of Specialized Leasing, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons, including officers and directors having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, they may all be deemed to be promoters of Specialized Leasing. No other persons are known to Management that would be deemed to be promoters.

On or about May 15, 2000, Brent Wipp, Michael Campbell, Russell Nordstrom, and James Keating were each issued 100,000 shares of common stock, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information, in exchange for their agreement to serve on the Board of Directors.

On or about May 15, 2000, Chris B. Hines was issued 100,000 shares of common stock, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information, in exchange for a retainer for his services to Specialized Leasing.

DESCRIPTION OF SECURITIES

The authorized capital stock of Specialized Leasing consists of 30,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 5,000,000 shares of Common Stock.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Specialized Leasing's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of Specialized available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Specialized Leasing's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Specialized Leasing's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Specialized Leasing will have 25,000,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate, will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Specialized Leasing, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Specialized Leasing without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Specialized Leasing's shares of common stock. However, Specialized Leasing's market maker, National Capital, has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of Specialized Leasing's securities on the Bulletin Board. There can be no assurance that the application will be granted or that Specialized Leasing's securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Specialized Leasing, which offers the Shares directly to investors through officer Russell Nordstrom, who will offer the Shares, in reliance upon Rule 3a4-1 of the Securities Exchange Act of 1934, by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Specialized Leasing. Specialized Leasing will also post a copy of its prospectus electronically on its web sire, www.specializedleasing.com. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate 12 months after the date of this prospectus.

Specialized Leasing reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

LEGAL PROCEEDINGS

We are not involved in any litigation.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for Specialized Leasing by Kenneth G. Eade, Santa Barbara, California.

EXPERTS

The Financial Statements of Specialized Leasing as of March 31, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Specialized Leasing, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

Specialized Leasing has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Specialized Leasing will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Specialized Leasing pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise, Specialized Leasing has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
SPECIALIZED LEASING, INC.

I have audited the accompanying balance sheet of SPECIALIZED LEASING, INC. (A Development Stage Company) as of March 31, 2001, and the related statements of income, stockholders' equity, and cash for the period February 24, 2000 (inception) through March 31, 2001. These financial statements are the responsibility of its management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPECIALIZED LEASING, INC. at March 31, 2001, and the results of operations and cash flows for the period February 24,2000 (inception) through March 31, 2001, in conformity with generally accepted accounting principles.

Oxnard, California
Rogelio G. Castro
    April 18, 2001

                           Specialized Leasing, Inc.
                         (A Development Stage Company)
                                 Balance sheet
                              As of March 31, 2001


  ASSETS


  Current Assets:
    Cash in banks                                       $   30,000
    Lease payments receivable                                2,079
    Loan receivable                                         21,330
    Deposit on equipment                                    12,000
    Prepaid expenses                                         1,500

      Total Current Assets                                  66,909

  Property and Equipment (net)                                 304

  Other Assets:
    Lease contracts                                         56,860

  TOTAL ASSETS                                          $  124,073
                                                        ==========
  LIABILITIES & STOCKHOLDERS' EQUITY

  Stockholders' Equity:
      Common stocks, $.001 par value
         Authorized shares-50,000,000
         Issued and outstanding shares-20,000,000       $   20,000


    Paid in capital                                        249,000
    Stock subscription receivable                        (  96,500)
    Retained deficit                                     (  48,427)

    Total Stockholders' Equity                             124,073


  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $  124,073
                                                        ==========

                            Specialized Leasing, Inc.
                          (A Development Stage Company)
                             Statement of Operations
                        For the period February 24, 2000
                        (inception) through March 31, 2001


  Income
    Lease payment                                       $    5,280
    Credit application fees                                     50
        Total  Income                                        5,330

  Operating Expenses
    General and administrative expenses                     53,706
    Depreciation                                                51

        Total Expenses                                      53,757
  Net income (loss)                                      $ (48,427)
                                                        ==========
  Basic earnings (loss) per share                        $   (0.02)
                                                        ==========
  Weighted average shares outstanding                   19,742,625
                                                        ==========





                            Specialized Leasing, Inc.
                          (a Development Stage Company)
                             Statements of Cash Flows
                        For the period February 24, 2000
                       (inception) through  March 31, 2001

  CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                             $ (48,427)


    Adjustments to reconcile net loss to
        net cash used by operating activities:
     Depreciation & amortization                                51
     Lease payment receivable                               (2,079)
     Stocks issued for services                             19,000
     Loan receivables                                      (21,330)
     Deposit on equipment                                  (12,000)
     Prepaid expenses                                       (1,500)

  NET CASH USED BY OPERATING ACTIVITIES                    (66,585)

  CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property and equipment                     (355)

  NET CASH USED BY INVESTING ACTIVITIES                       (355)

  CASH FLOWS FROM FINANCING ACTIVITIES
    Lease contract receivable                              (56,860)
    Stocks issued for cash                                 153,500

  NET CASH PROVIDED BY FINANCING ACTIVITIES                 96,640

  INCREASE (DECREASE) IN CASH                               30,000

  BEGINNING CASH

  ENDING CASH                                            $  30,000
                                                        ==========
   NON-CASH DISCLOSURE
  19,000,000 shares of common stocks
  issued for services                                    $  19,000
  386,000 shares issued as subscription receivable       $  96,500

                                        Specialized Leasing, Inc.
                                     (A Development Stage Company)
                                    Statement of Stockholders' Equity
                                    For the period February 24, 2000
                                   (inception) through March 31, 2001

                                   Number                   Additional
                                   of           Common      Paid        Stock
                                   Shares       Stock at    in          Subscriptions
                                   Outstanding  Par Value   Capital     Receivable    (Deficit)
                                   -----------  ---------   ----------  -------------  --------
  Stock issued for cash              614,000    $  6,144    $ 152,886
  Stocks issued for services      19,000,000      19,000
  Common stocks subscribed           386,000         386       96,114     $(96,500)
  Net loss March 31, 2001                                                             $(25,603)

                                   -----------  ---------   ----------  -------------  --------
  Balance March 31, 2001          20,000,000    $ 20,000    $ 249,000     $(96,500)   $(25,603)


















                           SPECIALIZED LEASING, INC.
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 1.   BUSINESS ACTIVITY

The Company was incorporated under the laws of the state of Nevada on February 24, 2000. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Nevada including, without limitation, to engage in computer leasing business.

The Company has been in the development stage since its formation on February 24, 2000.


NOTE  2.  SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual method of accounting.

Revenues and directly related expenses are recognized in the period when lease contracts are entered into with customers.

The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents.

The Company currently has no cash equivalents.

Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

Depreciation: The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method for reporting purposes and for tax purposes.

Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Year-end: The fiscal year-end of the company is March 31st.

NOTE 3 - DIRECT FINANCE LEASES

Lease contracts, which meet the criteria specified in the Statements of Financial Accounting Standards (SFAS) No. 13, "Accounting for Leases, " are classified as direct finance leases. Direct finance leases are recorded upon acceptance of the equipment by the customer. Unearned lease income represents the excess of the gross lease receivable and estimated residual value over the equipment cost. Unearned lease income is recognized as revenue over the lease term at a constant rate of return on the net investment in the lease.

NOTE 4. PROPERTY AND EQUIPMENT

The Company capitalizes the purchased and fixtures for major purchases in excess of $300 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

The following is a summary of property and equipment at cost, less accumulated depreciation:

  Furniture and equipment                                 $355
  Less accumulated depreciation                         (   51)
  Total                                                   $354
                                                         ======

  NOTE 5.  RELATED PARTY TRANSACTIONS

The Company issued shares of common stocks in lieu of cash to officers for services rendered related as related to the formation of the Company. The shares were issued at par value.

  NOTE 6.  FUTURE  MINIMUM LEASE PAYMENTS

Future minimum lease payments to be received by the Company on the direct finance leases as of March 31, 2001 are as follows:

  Years Ending  March 31,

                           $   18,617
                               16,549
                               13,961
                                7,733
                              ---------
  Total                    $   56,860


    NOTE 7 - FISCAL YEAR END: The company has adopted September 30 as its fiscal year end.

F-5
------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY Specialized Leasing OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                              TABLE OF CONTENTS

                                                      PAGE
                                                    ---------

Prospectus Summary..............................        1
Risk Factors....................................        3
     We are a recently formed company with
     losses since inception and losses expected
     to continue for the foreseeable future......       3
     We are solely dependent upon capital to be
     raised in this offering and from future
     offerings, and if we raise little or no
     capital, we will not be able to sustain our
     operations.................................        3
     There is no minimum amount of funds which must
     be raised for Specialized to use proceeds of
     this offering and no escrow, and Specialized
     may spend all the funds without regard to
     keeping a reserve for operations or investor
     equity......................................       3
     The board of directors is controlled by our
     principal shareholders, which means that
     investors will still have to rely on existing
     management...................................      3
     Our management has no experience in the leasing
     business, which may affect our ability to
     operate successfully.............................. 4
     We are dependent upon our sole supplier,
     ComputerXpress, and the loss of that supplier
     may affect our ability to operate successfully.... 4
     There is no public market for our securities,
     and one may never develop, which may result in
     investors being unable to sell their securities... 4
Use of Proceeds.................................        4
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................       10
Property.....................................          21
Patents......................................          21
Management......................................       22
Executive Compensation.......................          23
Certain Transactions............................       25
Principal Stockholders..........................       25
Description of Securities.......................       27
Shares Eligible for Future Sale.................       28
Plan of Distribution........................           28

Legal Proceedings.............................         29
Legal Matters...................................       29
Experts.........................................       29
Additional Information.......................          29
Financial Statements.............................      30





                             Specialized Leasing, Inc.

                        5,000,000 SHARES OF COMMON STOCK
                                 -------------
                                  PROSPECTUS
                                 -------------
                                   May 1, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.751 provides that Specialized Leasing may provide in its articles of incorporation, by laws or by agreement, to indemnify Specialized Leasing's officers and directors. Specialized Leasing's Articles of Incorporation,
Article VIII, provides that Specialized Leasing shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $1,320
Printing and engraving expenses................................  $  400
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $2,000
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $  180
                                                                 ----------
    Total......................................................  $5,500
                                                                 ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


The following securities were issued by Specialized Leasing within the past three years and were not registered under the Securities Act.

In connection with organizing Specialized Leasing, on February 25, 2000, Frank Scivally, Don Smallman, Robert T. Yarbray, Agata Gotova, James Rather and George White were issued an aggregate of 18,500,000 shares of common stock, at par value in exchange for services and the business plan of Specialized Leasing, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons, including officers and directors having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, they may all be deemed to be promoters of Specialized Leasing. No other persons are known to Management that would be deemed to be promoters.

On or about May 15, 2000, Brent Wipp, Michael Campbell, Russell Nordstrom, and James Keating were each issued 100,000 shares of common stock, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information, in exchange for their services as directors of Specialized.

On or about May 15, 2000, Chris B. Hines was issued 100,000 shares of common stock, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information, in exchange for a retainer for his services to Specialized Leasing.

    On or about May 30, 2000 through September 7, 2000, 1,000,000 shares of common stock were issued to 15 investors, pursuant to Section 4(2) of the Securities Act of 1933 and in reliance on Rule 505 promulgated by the SEC. All investors were accredited investors, as verified by investor's questionnaires, and were presented with all corporate and financial information that would have been required by a registration statement, in the form of a private placement memorandum.


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

     3.1                    Articles of Incorporation
     3.2                    Amendment to Articles of Incorporation
     3.4                    By-Laws
     4.1                    Form of Common Stock Certificate
     5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                           (including  consent)
     6.1                    Specimen of Stock Certificate
    10.1                    Agreement with ComputerXpress

    10.2                    Lease application
    10.3                    Standard Form Lease
    23.1                    Consent of Independent Accountant
    23.2                    Consent of Kenneth G. Eade(filed as part of
                            Exhibit 5.1)

                            ------------------------
ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

    - File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        -Include any prospectus required by Section 10(a)(3) of the Securities Act;

    - Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    - Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     - Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Specialized Leasing pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise, Specialized Leasing has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Specialized Leasing of expenses incurred or paid by a director, officer or a controlling person of Specialized Leasing in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Specialized will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on April 18, 2001.

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

       Specialized Leasing, Inc.

       George R. White
 By:   --------------------------------------
       GEORGE R. WHITE, President and Director
       Date: April 18, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                       Capacity                        Date
----------                      --------                        -----
George R. White                 Pres., Director           April 18, 2001
George R. White                 Treasurer/Director        April 18, 2001
Robert T. Yarbray               Secretary/Director        April 18, 2001
James S. Keating                Director                  April 18, 2001
Michael Campbell                Director                  April 18, 2001
Russell Nordstrom               Director                  April 18, 2001
Brent Wipp                      Director                  April 18, 2001



Exhibit 3(a)
ARTICLES OF INCORPORATION
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEBRUARY 24 2000

STATE OF NEVADA

IMPORTANT: READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING THIS FORM
           TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION: SPECIALIZED LEASING, INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in
Nevada where process may be served) Name of Resident Agent: Affordable Business Services, Inc. Street Address: 1055 E. Flamingo Road, #1009A, Las Vegas, NV 89119.

3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: ) Par Value: $.001 Number of shares without par value: 50,000,000.

4. Governing board: SHALL BE STYLED AS (CHECK ONE)1 Director Trustees.

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows:

Name: Robert T. Yarbray - Address: 76803 Castle Court, Palm Desert, California.

5. PURPOSE: (optional-see reverse side) the purpose of the corporation shall be:

6. PERSONAL LIABILITY (pursuant to NRS 78.037):
   Check one: Accept xxx     Decline
                     ---

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein a part of these articles: Number of pages attached:

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles (signatures must be)

Name                     Robert T. Yarbray
Address:                 76803 Castle Court, Palm Desert, CA 92211
Signature:               ROBERT T. YARBRAY

Subscribed to me and sworn before me this --- day of February, 2000

                                  DOUGLAS BECKLEY
                                  _______________
                                  Notary Public

                                               (affix notary stamp or seal)

EXHIBIT 3(b)
BY-LAWS OF Specialized Leasing, Inc.

ARTICLE I - OFFICES
The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waives of notice of such meetings.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:
(a) The certificates representing the shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (I) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in corporation to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the

Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII-FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII-CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 -By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, or less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE X - INDEMNITY

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer of employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

The undersigned incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation.

Dated: February 24, 2000

Robert T. Yarbray
-------------------------
Incorporator

Exhibit 4.1 SPECIMEN OF COMMON STOCK CERTIFICATE
Specialized Leasing, Inc.

[________]NUMBER                                              SHARES[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                30,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


  COMMON STOCK                                     CUSIP
                                                                SEE REVERSE FOR
CERTAIN
                                                                DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF            SHARES OF FULLY PAID AND NON-ASSESSABLE
SHARES OF COMMON STOCK OF SPECIALIZED LEASING, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.


WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF Specialized Leasing, Inc.}

GEORGE R. WHITE                                      ROBERT T. YARBRAY
------------------------                            ---------------------
President                                            Secretary

                        COUNTERSIGNED
                        AMERICAN REGISTRAR & TRANSFER CO.
                        342 E. 900 South
                        P.O. Box 1798
                        Salt Lake City, Utah 84110



                        By: Richard M. Day


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT - ____Custodian____
TEN ENT  - as tenants by the entireties                     (Cust)      (Minor)
JT TEN   - as joint tenants with right            under Uniform Gifts to Minors
           of survivorship and not as             Act ________________________
               tenants in common                                    (State)

             Additional abbreviation may also be used though not in above list.

             FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________
__________________________________________________________________________

__________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:   -----------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.



EXHIBIT 10.1
AGREEMENT WITH COMPUTERXPRESS.COM, INC.
ASSET ACQUISITION AGREEMENT


THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 20th day of March, 2000, by and between COMPUTERXPRESS.COM, INC., a Nevada corporation (hereinafter "CPXP"), and SPECIALIZED LEASING, INC., a Nevada Corporation, (hereinafter "SPLI"), provides as follows:

        1.  RECITALS:

                This agreement is made and entered into with reference to the following facts and circumstances:

        A. SPLI is a newly formed corporation which intends to engage in the business of leasing computer systems to medical, dental and real estate professionals, and is interested in

        B. CPXP is in the business of selling computer systems and is interested in becoming the exclusive supplier of SPLI.

        2.  EXCLUSIVE RIGHT TO SUPPLY COMPUTERS AND SYSTEMS

        SPLI hereby grants to CPXP, the exclusive right to supply SPLI with "Mobile office computer systems" for its medical, dental and real estate clients. These mobile systems are comprised of a package for each medical, dental or real estate professional, consisting of :

        1.  One desktop computer, built to specifications of SPLI;
        2.  One laptop computer
        3.  Digital camera
        4.  Digital cellular telephone; and
        5.  Optional electronic peripherals, such as palm top computers

        3.  REPRESENTATIONS AND WARRANTIES OF SPLI.

        SPLI hereby represents and warrant to CPXP as follows:

        A. SPLI. is a corporation duly formed and validly existing and in good standing under the laws of the state of Nevada, and has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement.

        B. SPLI has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of SPLI, and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. Neither SPLI, nor their shareholders is a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by SPLI and The Comedy Magazine hereunder will constitute, the valid and binding obligations of both of them, enforceable against it in accordance with their respective terms.

        C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which SPLI is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

        D. There are no actions, suits, proceedings, orders, investigations or claims pending or, to either SPLI, threatened against either one of them, at law or in equity, or before any federal, state or other governmental body.

        E. The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

        F. Neither SPLI, nor any of its officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

        G. The execution, delivery and performance of this agreement by SPLI does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to either SPLI and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of SPLI or The Comedy Magazine.

        H. SPLI have complied with all laws, ordinances, regulations and orders which have application to their respective businesses, the violation of which might have a material adverse effect on their respective financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of their respective business, the absence of which might have a material adverse effect on their respective financial condition or results of operations. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

        6.  REPRESENTATIONS AND WARRANTIES  OF CPXP

        CPXP hereby represents and warrants as follows:

        A. CPXP is a corporation duly formed and validly existing and in good standing under the laws of the state of Nevada, it has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement, subject only to the approval of its shareholders.

        B. CPXP has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of CPXP, and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. CPXP is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by CPXP hereunder will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject to the approval of its shareholders.

        C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which CPXP is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

        D. The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

        E. Neither CPXP, nor any of its officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

        F. The execution, delivery and performance of this agreement by CPXP does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to CPXP, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of CPXP.

        G. CPXP has complied with all laws, ordinances, regulations and orders which have application to its business, the violation of which might have a material adverse effect on its financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of its business, the absence of which might have a material adverse effect on their respective financial condition or results of operations. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

        4.  NOTICES

        Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.

        5.    MISCELLANEOUS PROVISIONS:

        This agreement shall be construed in accordance with the laws of the State of Nevada.

        This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

        Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

        This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

        Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

        This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

        Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

        If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

        The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

        The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

        IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

COMPUTERXPRESS.COM, INC.

FRANKLIN SCIVALLY

By__________________________________
FRANKLIN SCIVALLY, Secretary


SPECIALIZED LEASING, INC.
GEORGE R. WHITE

By_________________________________
GEORGE R. WHITE, President



EXHIBIT 10.2LEASE CREDIT APPLICATION
SPECIALIZED LEASING LOGO

                                      Specialized Leasing, Inc.
                                      1601 E. Flamingo Road, Suite 18
                                      Las Vegas, NV 89119
                                      Phone: (520) 490-0569 Fax:(240) 363-8905

LEASE NUMBER:                          EQUIPMENT LEASE AGREEMENT

                  LESSEE                  SUPPLIER/MANUFACTURER

                  NAME:                   NAME:
                  ADDRESS:                ADDRESS:
                  PHONE:                  PHONE:
                  CONTACT:                SALESMAN:

                             EQUIPMENT LEASED

QTY            ITEM          MODEL NO.         SERIAL NO.         PRICE

THIS LEASE:
__ DOES         __ DOES NOT INCLUDE MAINTENANCE SERVICES.

                                               TOTAL LIST
LOCATION OF EQUIPMENT: STREET ADDRESS:
                                               FEDERAL EXCISE TAX (IF ANY)
                                               SALES TAX
CITY: STATE:          ZIP:                     TOTAL COST

                               LEASE TERMS

TERMS OF PAYMENT             PRE-PAID RENTAL         TERMS OF PAYMENT
MONTHLY RENTAL: $_______     MONTHS IN ADVANCE:   INITIAL TERMS OF LEASE
TAX: ___________            (Minimum 2 Months)      (NO. OF PAYMENTS):

TOTAL MONTHLY PAYMENTS:
          $___________

                                                   NO. OF RENT PAYMENTS:
PAYMENTS WILL BE MADE:
       MONTHLY              10% buyout option
                             at end of lease



The undersigned agree to all terms and conditions set forth above and on the following pages, and in witness thereof hereby execute this lease.

DATE: ____________________            DATE: ____________________

LESSOR: __________________            NAME OF LESSEE (full legal name):
BY: ______________________            BY: _____________  TITLE: _____________
                                      ATTESTOR WITNESS:______________________
                                      PERSONAL GUARANTOR:____________________
                                      WITNESS: ______________________________

               SEE FOLLOWING PAGES FOR ADDITIONAL TERMS AND CONDITIONS
                           WHICH ARE PART OF THIS LEASE



SPECIALIZED LEASING LOGO              Specialized Leasing, Inc.
                                      1601 E. Flamingo Road, Suite 18
                                      Las Vegas, NV 89119
                                      Phone: (520) 490-0569 Fax:(240) 363-8905

A $25.00 application fee is required.             CREDIT APPLICATION

NAME/ADDRESS
Name:                                         Social Security Number
Address:                                      Email Address:
City:             State:         Zip:         Telephone:

EMPLOYMENT HISTORY
Employer:                                     Job Title:
Address:                                      Supervisor:
City:             State:         Zip:         Salary:
Phone:            Date from:     Date to:

Employer:                                     Job Title:
Address:                                      Supervisor:
City:             State:         Zip:         Salary:
Phone:            Date from:     Date to:
SOURCE OF INCOME                 TOTALS       EXPENSES          TOTALS
Salary                           Loans
Bonuses & Commissions            Charge account bills
Income From Rental Property      Monthly Bills
Investment Income                Real estate mortgages
Other Income                     Other debts -- Itemize
                                 TOTAL EXPENSES

BANK REFERENCES
Institution Name:                Institution Name:        Institution Name:
Checking Account No.     Savings Account No.  Home Equity Loan:  Loan Balance:
Address:                 Address:                         Address:
Phone:                   Phone:                           Phone:



               STATEMENT OF ACCURACY AND PERMISSION TO VERIFY

I hereby certify that the information contained herein is complete and accurate. This information has been furnished with the understanding that it is to be used to determine the amount and conditions of the credit to be extended. Furthermore, I hereby authorize the financial institutions listed in this credit application to release necessary information to the company for which credit is being applied for in order to verify the information contained herein.
_______________________________               __________________
           Signature                                  Date



                        TERMS AND CONDITIONS OF LEASE

1. LEASE. Lessee hereby leases from lessor, and lessor leases to lessee, the personal property described above and in any schedule made a part hereof by the parties hereto (herein called "equipment"). 2. SELECTION OF EQUIPMENT. Lessee has requested equipment of the type and quantity specified above and has selected the supplier named above. Lessor agrees to order such equipment from said supplier, but shall not be liable for specific performance of this lease or for damages if for any reason the supplier delays or fails to fill the order. Lessee shall accept such equipment if delivered in good repair, and hereby authorizes lessor to add to this lease the serial number of each item of equipment so delivered. Any delay in such delivery shall not affect the validity of this lease.

3. ERRORS IN ESTIMATED COST. As used herein, "actual cost" means the cost to lessor of purchasing and delivering the equipment to lessee, including taxes, transportation charges and other charges. The amount of each rent payment, the pre-paid rent, and the renewal rental initially set forth above are based on the total cost initially set forth above, which is an estimate, and each shall be adjusted proportionally if the actual cost of the equipment differs from said estimate. Lessee hereby authorizes lessor to correct the figures set forth above when the actual cost is more, and to add to the amount of each rent payment any sales tax that may be imposed on or measured by the rent payments.

4. WARRANTIES. Lessor will request the supplier to authorize lessee to enforce in its own name all warranties, agreements or representations, if any, which may be made by the supplier to lessee or lessor, but lessor makes no express or implied warranties as to any matter whatsoever, including, without limitation, the condition of equipment, its merchantability or its fitness for any particular purpose. No defect or unfitness of the equipment shall relieve lessee of the obligation to pay rent or any other obligation under this lease.

5. INITIAL TERM. The initial term of this lease commences upon the execution hereof by lessor and ends upon the expiration of the number of months specified above.

6. RENT. Lessee agrees to pay during the initial term of this lease total rent equal to the amount of each rental payment as specified above multiplied by the number of such payments as specified above. The prepayment of rent as specified above is due and payable upon signing of this lease. The first regular rental payment is due and payable thirty (30) days from date of the signing of the lease. All rent shall be paid to lessor at its address set forth above, or as otherwise directed by lessor or his assignees in writing.

7. PRE-PAID RENT. Shall not apply to cure any default of lessee in the monthly rental payments. 8. RENEWAL. After its initial term this lease may be renewed upon agreement of the parties.

9. LOCATION. The equipment shall be delivered and there after kept at the location specified above or if none is specified, at lessee's address as set forth above, and shall not be removed therefrom without lessor's prior written consent. Lessor shall have the right to inspect the equipment without notice during lessee's business hours.

10. NOTICE OF DEFECTS. Unless lessee gives lessor written notice of each defect or other proper objection to an item of equipment within five (5) business days after receipt thereof, it shall be conclusively presumed, as between lessee and lessor, that the item was delivered in good repair and that lessee accepts it as an item of equipment described in this lease.

11.USE. Lessee shall use the equipment in a careful manner and shall comply with all laws relating to its possession, use or maintenance. Lessee is responsible for the purchase of all supplies and shall use only supplies approved by lessor in order to assure the safe operation of the equipment.

12.LABELS. If lessor supplies lessee with labels stating that the equipment is owned by lessor, lessee shall affix and keep the same upon a prominent place on each item of equipment.

13.REPAIRS. Lessee, at its expense, shall keep the equipment in good repair and furnish all parts, mechanisms and devices required therefor, unless maintenance services are included in the price and noted as such herein. If included, lessee shall be responsible only for cleaning.

14. ALTERATIONS. Lessee shall not make any alterations, additions or improvements to the equipment without lessor's prior written consent. All conditions and improvements made to the equipment shall belong to lessor.

15. SURRENDER. Upon the expiration or earlier termination of this lease, lessee, at its expense, shall return the equipment in good repair, ordinary wear and tear resulting from proper use thereof alone excepted, by delivering it, packed and ready for shipment, to such place or carrier as lessor may specify.

16. LOSS AND DAMAGE. Lessee shall bear the entire risk of loss, theft, damage or destruction of the equipment from any cause whatsoever, and no loss, theft, damage or destruction of the equipment shall relieve lessee of the obligation to pay renter of any other obligation under this lease. In the event of damage to any item of equipment, lessee shall immediately notify lessor. If lessor determines that any item of equipment is lost, stolen, destroyed or damaged beyond repair, lessee at the option of lessor shall: replace the same with the like equipment in good repair, or pay lessor in cash all of the following: all amounts then owed by lessee to lessor under this lease, an amount equal to ten percent (10%) of the actual cost of said item, and the unpaid balance of the total rent for the initial term of this lease attributable to said item. Upon lessor's receipt of such payment, lessee shall be entitled to whatever interest lessor may have in said item, in its then condition and location, without warranty expressed or implied. The parties hereto agree that the sum of the amounts numbered (ii) and (iii) will equal the fair value of said item on the date of such loss, theft, damage or destruction.

17. INSURANCE; LIENS; TAXES. Lessee shall provide and maintain insurance against loss, theft, damage or destruction of the equipment in an amount not less than the total rent payable hereunder, with loss payable to lessor. Each policy shall expressly provide that said insurance as to lessor and its assigns shall not be invalidated by any act of omission or neglect of lessee. Lessor may apply the proceeds of said insurance to replace or repair the equipment and/or to satisfy lessee's obligations hereunder. At lessor's request, lessee shall furnish proof of said insurance. Lessee shall keep the equipment free and clear of all levies, liens and encumbrances. Lessee shall pay all charges and taxes (local state and federal) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession or use of the equipment, excluding however, all taxes on or measured by lessor's income. If lessee fails to procure or maintain said insurance or to pay said charges and taxes, lessor shall have the right, but shall not be obligated, to effect such insurance, or pay said charges and taxes. In that event, lessee shall repay to lessor the cost thereof with the next payment of rent.

18. INDEMNITY. Lessee shall indemnify lessor against and hold lessor harmless from, any and all claim s, actions, proceedings, expenses, damages and liabilities, including attorneys' fees, arising in connection with the equipment, including, without limitation, its manufacture, selection, purchase, delivery, possession, use, operation or ret urn and the recovery of claims under insurance policies therein.

19. ASSIGNMENT. Without lessor's prior written consent, lessee shall not assign, transfer, pledge, hypothecate or otherwise dispose of this lease or any interest therein. Lessor may assign this lease and/or mortgage the equipment, in whole or in part, without notice to lessee, and its assignee or mortgage may reassign this lease and/or such mortgage, without notice to lessee. Each such assignee and/or mortgagee shall have all of the rights but none of the obligations of lessor under this lease. Lessee shall recognize each such assignment and/or mortgage and shall not assert against the assignee and/or mortgagee any defense, counterclaim, or set-off that lessee may have against lessor. Subject to the foregoing this lease insures to the benefit of and is binding upon the heirs, legatees, personal representatives, survivors and assigns of the parties hereto.

20. LATE CHARGES. Should lessee fail to pay any part of the rent herein reserved within five (5) days after due date thereof, lessee shall pay unto lessor a late charge equal to five (5) percent of the payment due with a minimum amount of two dollars ($2.00) for each month the delinquency continues. It is expressly understood that the charge herein is not an interest charge, but a charge to cover the additional expenses involved in such delinquency.

21. DEFAULT. If lessee fails to pay any rent or other amount herein provided within five (5) days after the same is due and payable, or if lessee fails to perform any other provision hereof within five (5) days after lessor shall have demanded in writing performance thereof, or if any proceeding in bankruptcy, receivership or insolvency shall be commenced by or against lessee or its property, or if lessee makes any assignment for the benefit of its creditors, lessor shall have the right but shall not be obligated, to exercise any one or more of the following remedies: to sue for and recover all rents and other amount then due or thereafter accruing under this lease; to take possession of any or all of the equipment, wherever it may be located, without demand or notice, without any court order or other process of law, and without incurring any liability to lessee for any damages occasioned by such taking of possession; to sell any or all of the equipment at public or private sale for cash or on credit and to recover from lessee all costs of taking possession, storing, repairing and selling the equipment, and amount equal to ten percent (10%) of the acutely cost to lessor of the equipment sold, and the unpaid balance of the total rent for the initial term of this lease attributable to the equipment sold, less the net proceeds of such sale; to terminate this lease as to any or all items of equipment; to recover from lessee as to each item subject to any or all items of equipment, to recover from lessee as to each item subject to said termination the worth at the time of such termination, of the excess, if any of the amount of rent reserved herein for said item for the balance of the term here of over the then reasonable rental value of said item for the same period of time; to pursue any other remedy now or hereafter existing at law or in equity. Notwithstanding any such action that lessor may take, including taking possession of any or all of the equipment, lessee shall remain liable for the full performance of all its obligations hereunder provided, however, that if lessor in writing terminates this lease, as to any item of equipment, lessee shall not be liable for rent in respect of such item accruing after the date of such termination. In addition to the foregoing, lessee shall pay lessor all costs and expenses, including reasonable attorneys' fees incurred by lessor in exercising any of its rights or remedies hereunder.

22. NOTICES. Any written notice or demand under this agreement may be given to a party by mailing it to the party at its address set forth above, or at such address as the party may provide in writing from time to time. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

23. MULTIPLE LESSEE. If more than one lessee is named in this lease, the liability of each shall be joint and several.

24. CHOICE OF LAW. This lease shall be governed by and construed in accordance with the law of the State of California.

25.OWNERSHIP. The equipment is, and shall at all times remain, the property of lessor, and lessee shall have no right, title or interest herein or there to except as expressly set forth in this lease. Lessee shall promptly comply with Lessor requests for financial statements and further assurances of lessor's ownership and security interest on said equipment.

26. ENTIRE AGREEMENT; WAIVER. This instrument constitutes the entire agreement between lessor and lessee. No agent or employee of the supplier is authorized to bind lessor to this lease, to waive or alter any term or condition printed herein or add any provision hereto. Except as provided in paragraph 3 hereof, a provision may be added hereto or a provision hereof may be altered or varied only by a writing signed and made a part hereof by an authorized officer of lessor. Waiver by lessor of any provision hereof in one instance shall not constitute a waiver as to any other instance.



EXHIBIT 5.1               OPINION OF COUNSEL AND CONSENT

    April 13, 2001

Board of Directors
Specialized Leasing, Inc.
827 State Street, Suite 26
Santa Barbara, CA 93101

Re: Specialized Leasing, Inc.

Gentlemen:

The undersigned is counsel for Specialized Leasing, Inc. I have been requested to render an opinion on the tradeability of the 5,000,000 shares of Specialized Leasing proposed to be sold pursuant the Specialized Leasing's Registration Statement on Form SB-2.
In rendering this opinion, I have reviewed Specialized Leasing's Registration on Form SB-2,
Specialized Leasing's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in Specialized Leasing documents and by company officers and directors are deemed to be accurate. It is my opinion that, based upon the Securities Act of 1933, as amended, and applicable law of the state of Nevada, the shares to be issued will be free trading shares. It is further my opinion that:

1. Specialized Leasing is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Specialized Leasing have been reserved by a duly executed resolution of the board of directors, and, have been duly and properly approved by Specialized Leasing's Board of Directors.

3. That the shares of stock, when and as issued, will be legally issued, fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Specialized Leasing's Registration Statement on
Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
----------------------
KENNETH G. EADE



EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I hereby consent to the use in the prospectus constituting a part of the Registration Statement on Form SB-2 under the Securities Act of 1933, of my report dated April 18, 2001, relating to the financial statements of Specialized Leasing, Inc. (A development stage company) as of March 31, 2001.


Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
    April 18, 2001


EXHIBIT

SUBSCRIPTION AGREEMENT
Specialized Leasing, Inc.
341 Promontory Drive West
Newport Beach, CA 92660

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated __________, 2001. The undersigned represents as set forth below and subscribes to purchase ________Shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_____
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security

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